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                                                                     EXHIBIT 4.6

FORM OF COMMON STOCK CERTIFICATE

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

   NUMBER                                                           SHARES

                            [PARALLEL LOGO] PARALLEL
                              PETROLEUM CORPORATION

                                                            CUSIP ___________
                                                                SEE REVERSE
                                                         FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

Is The Owner of

    FULLY PAID AND NON-ASSESSABLE COMMON SHARES, PAR VALUE $.01 PER SHARE OF

                         PARALLEL PETROLEUM CORPORATION

transferable on the books of the Company by the holder hereof, in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Certificate of Incorporation, as amended, to all of which the holder by acceptance hereof assents.

      IN WITNESS WHEREOF, the Company has caused this Certificate to be signed in facsimile by its duly authorized officers and the facsimile corporate seal to be duly affixed hereto.

      This Certificate is not valid unless duly countersigned by the Transfer Agent and registered by the Registrar.

DATED:

                           COUNTERSIGNED AND REGISTERED:
                              Computershare Trust Company, Inc.
                                P.O. Box 1599
                                Denver, Colorado 80201

                           BY: _________________________________________________
                               Transfer Agent & Registrar Authorized Signature

                                [CORPORATE SEAL]

/s/ THOMAS W. ORTLOFF                                   /s/ LARRY C. OLDHAM
      SECRETARY                                               PRESIDENT
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                         PARALLEL PETROLEUM CORPORATION

                 TRANSFER FEE: $25.00 PER NEW CERTIFICATE ISSUED

            This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement dated as of October 5, 2000, by and between Parallel Petroleum Corporation (the "Company") and Computershare Trust Company, Inc., as Rights Agent (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Right Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

            The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common  UNIF GIFT MIN ACT - ________  Custodian ________
TEN ENT - as tenants by the                          (Cust)             (Minor)
          entireties                              Under Uniform Gifts to Minors
JT TEN  - as joint tenants                        Act __________________________
          with right of                                       (State)
          survivorship and not
          as tenants in common

     Additional abbreviations may also be used though not in the above list.
________________________________________________________________________________

For Value Received, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
________________________________________________________________________________

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE

________________________________________________________________________________

_________________________________________________________________________ Shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________attorney-in-fact to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

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Dated _________________________

                                        ________________________________________

                                        ________________________________________
                                           NOTICE: THE SIGNATURE(S) TO THIS
                                                   ASSIGNMENT MUST CORRESPOND
                                                   WITH THE NAME(S) AS WRITTEN
                                                   UPON THE FACE OF THE
                                                   CERTIFICATE IN EVERY
                                                   PARTICULAR WITHOUT ALTERATION
                                                   OR ENLARGEMENT OR ANY CHANGE
                                                   WHATSOEVER

Signature(s) Guaranteed:

________________________________________

The signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to SEC Rule 17Ad-15.

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